EXHIBIT 21.01

Subsidiaries of the Registrant

Name of Subsidiary	Country/State of Incorporation/Organization

Best4U Media Sarl	Switzerland

EMBP 455, LLC	California

EMBP 685, LLC	California

eNIC Cocos (Keeling) Island Pty. Limited	Australia

eNIC Corporation	Washington

Garden Acquisition LLC	Delaware

GeoTrust, Inc.	Delaware

GeoTrust Japan KK	Japan

Global Registration Services Limited	United Kingdom

GNR Limited	England and Wales

HV Acquisition Corporation	Delaware

Jamster International Sarl	Switzerland

Langoo Acquisition Corp.	Delaware

LightSurf International, Inc.	California

Moreover Technologies, Inc.	Delaware

Moreover Technologies Ltd.	United Kingdom

m-Qube Canada, Inc.	Canada

m-Qube, Inc.	Delaware

Name Engine, Inc.	Delaware

NS Holding Company	Delaware

Personal Names Ltd.	England and Wales

siteRock K.K.	Japan

Thawte Consulting (Pty) Limited	South Africa

Thawte Holdings (Pty) Limited	South Africa

Thawte, Inc.	Delaware

Thawte Technologies, Inc.	Delaware

The Global Name Registry Ltd.	England and Wales

The .tv Corporation International	Delaware

The.tv Corporation (Tuvalu) Proprietary Ltd.	Tuvalu

Tocop Sarl	Switzerland

VeriSign Australia (Pty) Ltd.	Australia

VeriSign Brasil Ltda.	Brazil

VeriSign Canada Limited	Canada

VeriSign Capital Management, Inc.	Delaware

VeriSign Denmark ApS	Denmark

VeriSign Deutschland GmbH	Germany

VeriSign Digital Services Technology (China) Co., Ltd.	China

VeriSign do Brasil Servicos para Internet Ltda.	Brazil

VeriSign France SAS	France

VeriSign Holdings Limited	Cayman Islands

VeriSign Hong Kong Limited	Hong Kong

VeriSign ICX Corporation	Delaware

VeriSign India Private Limited	India

VeriSign Information Services, Inc.	Delaware

VeriSign International Holdings, Inc.	Delaware

VeriSign Israel Ltd.	Israel

VeriSign Italy S.r.l.	Italy

VeriSign Japan K.K.	Japan

VeriSign Korea Ltd.	Korea

VeriSign Naming and Directory Services, LLC	Delaware

VeriSign Netherlands B.V.	Netherlands

VeriSign Netherlands Mobile Holdings B.V.	Netherlands

VeriSign Norway AS	Norway

VeriSign Reinsurance Company, Ltd.	Bermuda

VeriSign Sarl	Switzerland

VeriSign Services India Private Limited	India

VeriSign Spain S.L.	Spain

VeriSign Sweden AB	Sweden

VeriSign Switzerland SA	Switzerland

VeriSign UK Limited	United Kingdom

VeriSign U.S. Holdings, Inc.	Nevada

Whiteley Investments, Ltd.	United Kingdom